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                                                       EXHIBIT 99.01


                       VITAFORT INTERNATIONAL CORPORATION
                             1995 STOCK OPTION PLAN

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                         ADOPTED AS OF SEPTEMBER 1, 1995


     1. THE PLAN. This 1995 Stock Option Plan (the "Plan") is intended to provide an incentive to officers, directors, employees of Vitafort International Corporation and its subsidiaries (the "Corporation") and third parties providing services to the Corporation to acquire a proprietary interest in the Corporation and to enable the Corporation to attract and retain such officers, directors, employees and third persons providing services to the Corporation.

     2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 15 hereof, the total number of shares of Common Stock of the Corporation ("Stock" or "Shares") which may be issued pursuant to options, including Incentive Stock Options (as hereinafter defined) and non-incentive stock options (collectively, the "Options"), shall be Forty Million (40,000,000). Such shares of Stock may be, in whole or in part, either authorized and unissued shares or treasury shares as the Board of Directors of the Corporation (the "Board") shall from time to time determine. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) again be available for grant under the Plan.

     3.   ADMINISTRATION OF THE PLAN.

          (a) The Plan shall be administered by the Board or at the option of the Board, by a committee of one or more members of the Board (the "Committee"), each of whom may be eligible to participate in the Plan, but only to the extent set forth below. The Committee shall be elected or appointed from time to time by a majority of the whole Board. Within the express provisions of the Plan, the Board and/or the Committee shall have plenary authority, in its discretion, to determine the individuals to whom Options shall be granted ("Optionees"), the time or times at which Options shall be granted, the type of Options, the purchase price of the shares covered by each Option, the number of shares to be subject to each Option (subject to the provisions of Paragraph 2) and the terms of each Option. The Board and/or the Committee shall also have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to make all other determinations and take all other action in connection with the Plan as it deems necessary or advisable. The interpretation and construction by the Board and/or the Committee of any provisions of the Plan or of any Option granted thereunder shall be conclusive, and no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

          (b) Each member of the Board or the Committee shall be indemnified and held harmless by the Corporation against any cost or expense (including counsel fees) reasonably incurred by him or her, or liability (including any sum paid in settlement of a claim with the approval of the Corporation) arising out of any act or omission to act in connection with the Plan, unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the members may have as directors or otherwise under



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the Certificate of Incorporation or By-Laws of the Corporation, any agreement of stockholders or disinterested directors or otherwise.

          (c) (i) An option to purchase 5,000 shares of Common Stock shall automatically be granted under the Plan to each individual who is appointed a member of the Committee on each anniversary date of such appointment for so long as such individual remains a member of the Committee.

          (ii) The exercise price for options granted to members of the Committee pursuant to Paragraph 3(c)(i) shall be the fair market value of the shares covered thereby on the date the option is granted in accordance with the provisions of Paragraph 3(c)(i). The fair market value of a share shall be:

               (a) if the Common Stock is listed on a national securities exchange, the closing price of such Common Stock on the principal national securities exchange on which such Common Stock is traded on the date for which such fair market value is determined (the "Determination Date"), or, if there shall have been no sales on any such exchange on such Determination Date, the average of the highest bid and lowest asked prices on such principal exchange on such Determination Date; or

               (b) if the Common Stock is not listed on a national securities exchange, the closing price of such Common stock on the largest principal securities exchange on which such Common Stock is traded on the Determination Date, or, if the Common Stock is not listed on a securities exchange, such closing price on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or, if there shall have been no sales on such Determination Date on such exchange or the NASDAQ National Market System, as the case may be, the average of the highest bid and lowest asked prices on such Determination Date on such exchange or the NASDAQ National Market System, as applicable; or

               (c) if the Common Stock is not listed on a national securities exchange or the NASDAQ National Market Stock as of the close of trading on the Determination Date as quoted in the NASDAQ System; or

               (d) if the Common Stock is not quoted in the NASDAQ System, the average of the high bid and low asked prices on the Determination Date in the over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

          (iii) Each option granted pursuant to Paragraph 3(c)(i) above (i) shall be exercisable immediately as to none of the shares of Common Stock covered thereby, shall become exercisable as to 20% of the shares covered thereby on the first anniversary date of the grant thereof; and shall become exercisable for an additional 20% of the number of shares of Common Stock covered thereby on each of the four succeeding anniversaries of the grant of such option, (ii) shall expire no more than ten years from the date of grant and
(iii) shall not be exercisable by the optionee until he or she executes and delivers a written representation to the effect described in Paragraph 9(a)(iii) below.

     4. ELIGIBILITY. Subject to the limitations set forth in Paragraph 3(c) above, options may be granted to directors, officers, consultants and other persons employed or retained by the Corporation ("Eligible Persons"), except that only those directors who are also salaried officers or employees of the Corporation shall be eligible for the grant of Incentive Stock Options under the Plan. Nothing contained in the Plan shall be construed to limit the right of the Corporation to grant options otherwise than under the Plan for other corporate purposes or to otherwise allocate shares of stock for grants to employees. In making the determination as to persons to whom Options shall be granted and as to the number of shares to be covered by such Options, the Board and/or the Committee shall take into account the nature of their duties and the value of their services, their present and potential contributions to the success of the


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Corporation and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan.

     5. TERM OF PLAN. The Plan shall terminate on, and no Options shall be granted after, September 1, 2005, provided that the Board may at any time terminate the Plan prior thereto.

     6. MAXIMUM OPTION GRANT. With respect to Options which are intended to qualify as Incentive Stock Options, the aggregate fair market value (determined as of the time the Option is granted) of the Stock with respect to which Incentive Stock Options granted to any Optionee (whether under this Plan or under any other stock option plan of the Corporation) become exercisable for the first time in any year may not exceed $100,000. The number of shares of Stock for which any Optionee may be granted Options under the Plan not treated as Incentive Stock Options shall be unlimited.

     7. OPTION PRICE. Except as stated in Paragraph 3(c) hereof, the exercise price under each Option shall be determined by the Board and/or the Committee; provided, however, that, such exercise price shall not be less than of the fair market value per Share at the time the Option is granted, nor less than 110% in the case of an Incentive Stock Option granted to an individual who, at the time the Option is granted, is a ten percent (10%) holder; and provided further, however, that in the case of an Optionee who is an officer or director of the Corporation, the exercise price shall be 100% (110% if such Optionee is also a 10% holder and the Option is an Incentive Stock Option) of the fair market value per share at the time the Option is granted. The fair market value of shares of Stock shall be determined in good faith by the Board and/or the Committee.

     8. TERM OF OPTIONS. The term of each Option shall be for a maximum of ten (10) years from the date of grant thereof, but may be for a lesser period or be subject to earlier termination as hereinafter provided.

     9.   EXERCISE OF OPTIONS.

     (a) An Option may be exercised from time to time as to any part or all of the Stock to which the Optionee shall then be entitled, provided, however, that an Option may not be exercised (i) except by an Optionee who was an Eligible Person at all times beginning from the date of the grant of the Option to the date three months before exercise of the Option (except as otherwise provided in paragraphs 13 and 14), (ii) after termination of the Optionee's service by reason of his or her dishonesty or wrongful conduct, and (iii) until such Optionee executes and delivers, in form satisfactory to the Board and/or the Committee, a written representation to the effect that he or she is acquiring the stock for investment and not with the intent of distributing the same (unless such stock shall be appropriately registered under the Securities Act of 1933 or exempt from registration).

     (b) The purchase price of the Stock issuable upon exercise of an Option shall be paid in full at the time of the exercise thereof (i) in cash or certified or bank check or (ii) with the approval of the Board in its sole discretion, by the transfer to the Corporation of shares of its Stock with a fair market value (as determined by the Board) equal to the purchase price of the Stock issuable upon exercise of such Option; provided, however, that in lieu of payment in full in such manner, an optionee may with the approval of the Board in its sole discretion, be entitled to pay for the shares purchased upon exercise of the Option by payment to the Corporation in cash or by certified or bank check a sum equal at least the par value of the Stock, with the remainder of the purchase price satisfied by the issuance of an interest bearing promissory note or notes (the "Note"), in a form and having terms, including rate of interest, satisfactory to the Board in its sole discretion.

     (c) The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been delivered to him after the exercise of the Option.


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     10.  NON-TRANSFERABILITY OF OPTIONS.  An Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable only by the Optionee during his or her lifetime. Upon any attempt to so transfer any such Option, or upon the levy or attachment or similar process upon such Option, such Option shall automatically become null and void.

     11. FORM OF OPTION. Each Option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement") which shall clearly identify the status of the Options granted thereunder (i.e., whether an Incentive Stock Option or non-incentive stock option) and which shall be in such form as the Board and/or the Committee shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the Option, as the Board and/or the Committee shall deem advisable.

     12. TERMINATION OF SERVICE. In the event that the services of an Optionee shall be terminated (otherwise than by reason of death), such Option shall be exercisable (to the extent that such Option was exercisable at the time of termination of service) at any time prior to the expiration of a period of time not exceeding three months after such termination, except that the Option shall not be exercisable after termination of the Optionee's services by reason of his or her dishonesty or wrongful conduct. In no event may such Option be exercisable more than ten (10) years after the date on which such Option shall have been granted. Nothing in the Plan or in the Option Agreement shall confer upon the Optionee any right to be continued in the employ of the Corporation or its subsidiaries or interfere in any way with the right of the Corporation or any subsidiary to terminate or otherwise modify the terms of Optionee's employment, provided, however, that a change in Optionee's duties or position shall not affect such Optionee's Option so long as such Optionee is still an employee of the Corporation or its subsidiaries.

     13. DEATH OF OPTIONEE. In the event of the death of an Optionee, any unexercised portion of his Option shall be exercisable (to the extent that such Option was exercisable at the time of his death) at any time prior to the expiration of the Option or of a period not exceeding six months after his death, whichever shall occur first, but, in any event, not more than five (5) years after the date on which such Option shall have been granted and shall be exercisable only by his personal representative or such person or persons to whom such deceased Optionee's rights shall pass under such Optionee's will or by the laws of descent and distribution.

     14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares available under the Plan, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of any Option granted hereunder and the maximum number of Shares as to which Options may be granted to an Optionee shall be correspondingly adjusted, to the end that the Optionee's proportionate interest in the Corporation, in any successor thereto or in the cash, assets or other securities into which the shares are converted or exchanged shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. All references in this Plan to "Stock" from and after the occurrence of such event shall be deemed for all purposes of this Plan to refer to such other class of shares or securities issuable upon the exercise of Options granted pursuant hereto.

     15. SHAREHOLDER APPROVAL. This Plan is subject to and no Options shall be exercisable hereunder until after approval by holders a majority of the shares of the Stock of the Corporation within twelve months after the date of the adoption of the Plan by the Board.

     16. AMENDMENT OF THE PLAN. The Board may at any time and from time to time, modify or amend the Plan (including the form of Option Agreement) in such respects as it shall deem advisable,


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including modifications or amendments to comply with or take advantage of changes in federal tax laws or regulations; except that without the requisite shareholder approval, no such modification or amendment may (i) increase the maximum number of shares of the Corporation's common stock which may be issued under the Plan (except as provided by Paragraph 15), (ii) extend the term of the Plan or the period during which Options may be granted or exercised, (iii) reduce the Option price, in the case of Incentive Stock Options, below 100% (110% in the case of an Incentive Stock Option granted to a 10% Holder) of the fair market value of the Stock issuable upon exercise of Options at the time of the granting thereof, other than to change the manner of determining the fair market value thereof, (iv) materially increase the benefits accruing to participants under the Plan, (v) alter in any way the class of persons eligible to participate in the Plan, or (vi) with respect to options which are Incentive Stock Options amend the plan in any respect which would cause such options to no longer qualify for Incentive Stock Option treatment pursuant to the Internal Revenue Code provided, however, that none of the provisions referred to in Section (c)(2)(B) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, may be amended more frequently than once every six months other than to impact with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rule thereunder. No termination or amendment of the Plan shall, without the consent of the individual Optionee, adversely affect the rights of such Optionee under an Option theretofore granted to him or under such Optionee's Option Agreement.

     17. TAXES. The Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under the Plan. The Corporation may further require notification from the Optionees upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

     18. CODE REFERENCES AND DEFINITIONS. Whenever reference is made in this Plan to a section of the Internal Revenue Code, the reference shall be to said section as it is now in force or as it may hereafter be amended by any amendment which is applicable to this Plan. The term "subsidiary" shall have the meaning given to the term "subsidiary corporation" by Section 425(f) of the Internal Revenue Code. The terms "Incentive Stock Option" and "ISO" shall have the meanings given to them by Section 422A of the Internal Revenue Code. The term "10% Holder" shall mean any person who, for purposes of Section 422A of the Internal Revenue Code owns more than 10% of the total combined voting power of all classes of stock of the employer corporation or of any subsidiary corporation.


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